SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2003

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

000-50245

(Commission File Number)

Delaware	95-4849715
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3701 Wilshire Boulevard

Suite 220

Los Angeles, California 90010

(Address of principal executive offices, with zip code)

(213) 639-1700

(Registrant’s telephone number, including area code)

Item 5.           Other Events.

On August 11, 2003, registrant issued a press release regarding an agreement between Nara Bank, N.A., a wholly owned subsidiary of registrant, and Korea Exchange Bank, for the assumption by Nara Bank of the insured deposits, totaling approximately $51 million, of the Korea Exchange Bank, Manhattan Broadway Branch, as well as the acquisition of approximately $44 million in loans.  The completion of the transaction is subject to regulatory approval and customary closing conditions, and is expected to be completed in the fourth quarter of 2003. Further details are set forth in the press release attached hereto as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                                                                           Press Release of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.,
(Registrant)

Date:	August 11, 2003	By:	/s/ Timothy Chang
Timothy Chang
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of the Registrant.